As submitted to the Securities and Exchange Commission on April 25 , 2016

Registration No. 333- 197634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1389

(Primary Standard Industrial Classification Code Number)

20-8203420

(I.R.S. Employer Identification Number)

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Christopher Boswell
2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

W. Matthew Strock

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, TX 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]

Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 25, 2014, Eco-Stim Energy Solutions, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-197634), which was amended by Pre-Effective Amendment No. 1 to Form S-1 with the SEC on August 26, 2014 and amended by Pre-Effective Amendment No. 2 on September 9, 2014. The Form S-1 was declared effective by the SEC on September 19, 2014 to register for resale by the selling stockholders named in the prospectus up to 7,758,321 shares of the Company’s common stock.

The Company is filing this Post-Effective Amendment No. 1 to include the information contained in the Company’s Annual Report on From 10-K for the year ended December 31, 2015 that was filed with the SEC on March 17, 2016, to convert the Form S-1 into a registration statement on Form S-3, and it contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1. All applicable registration and filing fees payable in connection with the registration of common stock covered by the registration statement were paid by the Company at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 25 , 2016

PROSPECTUS

7,758,321 Shares of Common Stock

ECO-STIM ENERGY SOLUTIONS, INC.

This prospectus relates to the resale of up to 7,758,321 shares of common stock of Eco-Stim Energy Solutions, Inc. (“we” or the “Company”), par value $0.001 per share, by the selling stockholders identified in this prospectus.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices or through other means described in the section entitled “Plan of Distribution.” For a list of selling stockholders, see the section entitled “Selling Stockholders.”

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We are paying all of the registration expenses incurred in connection with the registration of the shares including fees and expenses of one counsel for the selling stockholders participating in such registration as a group, and we will not pay any of the selling commissions, stock transfer taxes and related expenses.

Our common stock is presently listed on The NASDAQ Capital Market under the symbol “ESES.” On April 22 , 2016 the last reported sale price of our common stock was $2.77 per share. You are urged to obtain current market quotations for the common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the documents incorporated by reference, and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                  , 2016

You should rely only on the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus or any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Industry and Market Data

A portion of the market data and certain other statistical information used throughout this prospectus is based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes Eco-Stim Energy Solutions, Inc. and the common stock that our selling stockholders may offer. We may file a prospectus supplement that contains specific information about the terms of a particular offering of common stock by the selling stockholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, including “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated by reference in the foregoing, before buying any of the common stock being offered.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below.

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PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision, including the information presented in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and our consolidated financial statements and related notes thereto incorporated by reference to this prospectus.

Our Company

We are a technology-driven independent oilfield services company providing well stimulation, coiled tubing and field management services to the upstream oil and gas industry. We are focused on reducing the ecological impact and improving the economic performance of the well stimulation process. We have assembled proven technologies and processes that have the ability to (1) reduce the surface footprint, (2) reduce emissions and (3) conserve fuel and water during the stimulation process. We will focus on bringing these technologies and processes to the most active shale resource basins outside of the United States, using our technology to differentiate our service offerings. Our management team has extensive international industry experience. Our first operation is in the Vaca Muerta basin in Argentina, the world’s third-largest shale resource basin as measured by technically recoverable reserves. However, we also intend to pursue other markets where we believe we can offer clear strategic advantages and achieve acceptable financial returns. We may also explore opportunistic acquisitions and/or joint ventures with established companies in target markets.

Our management team has extensive experience in operating well stimulation fleets, coiled tubing units and other downhole completion equipment, as well as providing “sweet spot” analysis in shale resource basins using geophysical predictive modeling. We expect to leverage our management’s experience and historical local relationships in undersupplied markets to pursue profitable long-term contracts. We expect to compete for business with a limited number of other service companies based on technical capability, quality of equipment, local experience and existing relationships rather than solely on price. We also believe that we benefit from our association with our largest investors, which give us strategic advantages into the emerging markets and Argentina.

Corporate History

Vision Global Solutions, Inc. (“Vision”) was formed as a Nevada corporation on January 7, 2005. On December 11, 2013, Vision acquired FracRock International, Inc., a privately held Delaware corporation (“FRI”), which resulted in a change of control of the Company. Pursuant to that certain Agreement and Plan of Reorganization dated as of September 18, 2013, by and among Vision, FRI Merger Sub, Inc., a newly formed wholly owned Delaware subsidiary of Eco-Stim (“MergerCo”), and FRI, MergerCo merged with and into FRI, with FRI surviving the merger as a wholly owned subsidiary of the Company, which was re-named Eco-Stim Energy Solutions, Inc. (the “Merger”). On May 5, 2014, FRI merged with and into Eco-Stim, with Eco-Stim surviving the Merger.

Frac Rock International, Inc., a predecessor of our Company, was incorporated as a British Virgin Island company (“FRIBVI”) on December 30, 2011. On October 4, 2013, FRIBVI merged with and into FRI pursuant to an Amended and Restated Agreement and Plan of Merger.

Corporate Information

We are a Nevada corporation. Our principal executive offices are located at 2930 W. Sam Houston Pkwy N., Suite 275 Houston, Texas 77043, and our main telephone number at that address is (281) 531-7200. Our website is available at www.ecostim-es.com. Information contained on or available through our website is not part of or incorporated by reference into this prospectus or any other report we may file with the SEC.

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The Offering

The following summary contains basic information about this offering and the shares of our common stock and is not intended to be complete. This summary may not contain all of the information that is important to you. For a more complete understanding of this offering and the shares of our common stock, we encourage you to read this entire prospectus, including without limitation, the sections of this prospectus entitled “Risk Factors” and “Description of Capital Stock.”

Common stock offered by the Selling Stockholders	7,758,321 shares

Common stock to be outstanding after this offering	13,579,889 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

Exchange Listing	Our common stock is listed on The NASDAQ Capital Market under the symbol “ESES.”

Risk Factors	Investing in our common stock involves a high degree of risk. For a discussion of factors you should consider before making an investment, please read “Risk Factors” beginning on page 3 of this prospectus.

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RISK FACTORS

An investment in our common stock involves a number of risks. You should carefully consider the risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 17, 2016, and in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. These risks and uncertainties described below and in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

If any of the risks or uncertainties described below, in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose part or all of your investment. You should bear in mind, in reviewing this prospectus, that past experience is no indication of future performance. You should read the section titled “Cautionary Statements Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements that relate to, among other things, our:

●	future financial and operating performance and results;

●	business strategy and budgets;

●	technology;

●	financial strategy;

●	amount, nature and timing of capital expenditures;

●	competition and government regulations;

●	operating costs and other expenses;

●	cash flow and anticipated liquidity;

●	property and equipment acquisitions and sales; and

●	plans, forecasts, objectives, expectations and intentions.

All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

●	the cyclical nature of the oil and natural gas industry;

●	the potential for our oil-company customers to backward-integrate by starting their own well service operations;

●	the potential for excess capacity in the oil and natural gas service industry;

●	dependence on the spending and drilling activity by the onshore oil and natural gas industry;

●	competition within the oil and natural gas service industry;

●	concentration of our customer base and fulfillment of existing customer contracts;

●	our ability to maintain pricing and obtain contracts;

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●	deterioration of the credit markets;

●	our ability to raise additional capital to fund future and committed capital expenditures;

●	increased vulnerability to adverse economic conditions due to indebtedness;

●	our limited operating history on which investors may evaluate our business and prospects;

●	our ability to obtain raw materials and specialized equipment;

●	technological developments or enhancements;

●	asset impairment and other charges;

●	our ability to identify, make and integrate acquisitions;

●	ACM Emerging Markets Master Fund I, L.P. (together with Albright Capital Management LLC, collectively “ACM”) and management control over stockholder voting;

●	loss of key executives;

●	the ability to employ skilled and qualified workers;

●	work stoppages and other labor matters;

●	hazards inherent to the oil and natural gas industry;

●	inadequacy of insurance coverage for certain losses or liabilities;

●	delays in obtaining required permits;

●	ability to import equipment into Argentina on a timely basis;

●	regulations affecting the oil and natural gas industry;

●	legislation and regulatory initiatives relating to well stimulation;

●	future legislative and regulatory developments;

●	foreign currency exchange rate fluctuations;

●	effects of climate change;

●	volatility of economic conditions in Argentina;

●	market acceptance of turbine pressure pumping technology;

●	the profitability for our customers of shale oil and gas as commodity prices decrease;

●	risks of doing business in Argentina and the United States; and

●	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the cautionary statements in this prospectus, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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USE OF PROCEEDS

The shares of common stock offered by this prospectus will be sold or distributed by the selling stockholders. See “Selling Stockholders.” We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

6

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of our shares set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in our shares other than through a public sale.

Certain selling stockholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed underwriting commissions.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares that each selling stockholder may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-3 with respect to the resale of the shares from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of April 11, 2016 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentages of ownership are based on 13,579,889 shares of common stock outstanding as of April 11, 2016.

Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Shares Beneficially Owned After the Offering.” We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

Selling Stockholder	Numbers of Shares of Common Stock Beneficially Owned prior to Offering	Maximum Number of Shares of Common Stock to be Offered	Numbers of Shares of Common Stock Beneficially Owned after Offering	Percent Ownership after Offering
ACM EMERGING MARKETS MASTER FUND I LP (1)	5,697,103	5,523,192	173,911	1.28%
BJARTE BRUHEIM (2)	487,986	379,210	108,776	*
Jon Christopher Boswell (3)	429,486	54,995	374,491	2.76%
Trek Partners III LLC (4)(57)	342,857	342,857	-	-
Jon Christopher Boswell & Elizabeth A Boswell Jt Wros (4)(5)	202,143	202,143	-	-
McKinney Investment Partners (4)(6)	177,814	177,814	-	-
Freebird Partners LP (7)	175,000	175,000	-	-
Steven Webster (4)	171,429	171,429	-	-
Carlos Alberto Fernandez (4)(8)	164,461	77,143	87,318	*
Mark A Stevenson (49)	147,986	131,096	16,890	*

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BJARTE BRUHEIM & ELISABETH BRUHEIM JT WROS (4)(9)	146,429	146,429	-	-
Rome AS CO (52)	140,912	120,495	20,417	*
MORO AS (10)(11)	138,000	138,000	-	-
BOBBY CHAPMAN (12)	137,000	25,000	112,000	*
Alexander Nickolatos & Beth Nickolatos Jt Wros (13)	117,598	50,000	67,598	*
ARVE NYHUS	113,000	113,000	-	-
ARVID ENGEBRETSEN	110,000	110,000	-	-
Robert Cabes (4)	103,770	103,770	-	-
Impact Engineering, AS (48)	100,000	100,000	-	-
OPDC I LP (50)	100,000	100,000	-	-
P2 Capital LLC (51)	100,000	100,000	-	-
McAfee Capital LLC (4)(14)	92,221	92,221	-	-
Eamon J Flynn (55)	81,143	81,143	-	-
Linden Growth Partners (15)(16)	80,040	80,040	-	-
NAVITAS CAPITAL LLC (17)	66,667	66,667	-	-
TRH AS (4)(18)	63,847	63,847	-	-
Cagan McAfee Capital Partners LLC (46)	60,000	60,000	-	-
Carlos Fernandez (19)	51,600	32,850	18,750	*
Michael Brown TTEE UA DTD 06/30/2000 Michael C Brown Trust (15)(20)	50,000	50,000	-	-
Todd Waltz (21)	50,000	50,000	-	-
Bjørnulf AS	47,886	47,886	-	-
HATIDA AS (47)	47,885	47,885	-	-
AJEA INVEST AS (4)(22)	44,693	44,693	-	-
Arcadia Holdings LLC (15)(23)	42,000	42,000	-	-
Sunnmøre Gods Holding AS (15)(24)	41,700	41,700	-	-
Norterm A/S (15)(25)	41,667	41,667	-	-
Christopher A Krummel (27)	34,950	11,763	23,187	*
Craig Murrin (26)	32,939	7,583	25,356	*
ERIK NORDBRENDEN (10)	28,000	28,000	-	-
Cesar F Herrera Sisniega (28)	25,000	25,000	-	-
Daniel D Hawk (15)	25,000	25,000	-	-
MOUGINS CAPITAL (4)(29)	25,000	25,000	-	-
Park Capital Management LLC (30)	25,000	25,000	-	-
Michael Peterson (4)	25,000	25,000	-	-
BATAVIA EMPORIA TRUST UA DTD 4/20/2005	20,834	20,834	-	-

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Steven Arnold & Tammy Arnold Jt Wros (15)	20,000	20,000	-	-
Inge Olsen (56)	18,455	17,143	1,312	*
Thomas Hardisty (31)	17,697	6,385	11,312	*
Craig Murrin & Joan V Murrin JTWROS (4)(32)	17,500	17,500	-	-
Michael Ogrizovich & Sonja Ogrizovich Jt Wros (15)	17,000	17,000	-	-
MICHAEL WATZKY (10)	17,000	17,000	-	-
Sheffick Enterprises LLC (15)(33)	17,000	17,000	-	-
BRADLEY N ROTTER (34)	16,667	16,667	-	-
MICHAEL L PETERSON & SHELLEY P PETERSON TTEES PETERSON FAMILY TRUST DTD 08/16/00 (34)(35)	16,667	16,667	-	-
Thomas Bridges TTEE UA DTD 08/24 /2006 Thomas S Bridges Revocable Trust (15)(36)	16,667	16,667	-	-
WADI Petroleum Inc (15)(37)	16,667	16,667	-	-
CYRUS LOWE (10)	16,666	16,666	-	-
Allen Gabrysch (4)(54)	16,446	16,446	-	-
Robert S. Kaiser REV LV TR DTD 09-24-1992, as Amended (15)(38)	16,000	16,000	-	-
JEFF FREEDMAN (39)	15,625	10,000	5,625	*
Charles H Blumentritt (4)(40)	15,000	15,000	-	-
David Gross (15)	15,000	15,000	-	-
James Bizoukas (4)	15,000	15,000	-	-
Thomas E Hardisty & Laura E Hardistry Ten Com (4)(41)	15,000	15,000	-	-
GFSIII Investments LLC (15)(42)	13,000	13,000	-	-
BRIAN HEFTY	11,763	11,763	-	-
Ahmad Nezafati-Azar & Jean Nezafati-Azar Jt Wros (4)	10,000	10,000	-	-
Don Dumont (15)	10,000	10,000	-	-
Joseph Schwartz & Marla Schwartz Jt Wros (15)	10,000	10,000	-	-
MARSHALL WOLF (10)	10,000	10,000	-	-
NATALIE PACKER (10)	10,000	10,000	-	-
Ramin J Azar (15)	10,000	10,000	-	-
Gus Angelopoulos & George Angelopoulos Jt Wros (15)	9,000	9,000	-	-
Joshua Halpern & Fred Halpern Jt Wros (15)	9,000	9,000	-	-
Susan Richards & Timothy Richards Jt Wros (15)	9,000	9,000	-	-
ELIZABETH ROSE (34)	8,417	8,417	-	-
EUGENE RYESON IRREVOCABLE TRUST DTD FEBRUARY 26, 1987 (34)(43)	8,334	8,334	-	-
GITA IYER (34)	8,334	8,334	-	-
JAMES WOLFENBARGER (34)	8,334	8,334	-	-
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MICHAEL TODD BUCHANAN (34)	8,334	8,334	-	-
VANGUARD FBO PHILIP KRANENBURG (34)(44)	8,334	8,334	-	-
Sprig Resources Inc (53)	8,333	8,333	-	-
ALEKSANDER SZEWCZYK (10)	8,000	8,000	-	-
Mirko Marich & Karen Marich Jt Wros (15)	7,000	7,000	-	-
Robert L Cabes Jr (4)	6,999	6,999	-	-
BARRY ROOTH (15)	5,000	5,000	-	-
Charles Osearo (15)	5,000	5,000	-	-
David Garfin (15)	5,000	5,000	-	-
Joseph G Ingoglia (15)	5,000	5,000	-	-
Perry Theodoros (15)	5,000	5,000	-	-
Timothy L Drumhiller (15)	5,000	5,000	-	-
JOHN KINNEY (34)	4,168	4,168	-	-
MORGAN STANLEY SMITH BARNEY (34)(45)	4,167	4,167	-	-
MICHAEL KIRKSEY (10)	3,334	3,334	-	-
Manuel Mangrobang (4)	2,000	2,000	-	-
SERGIO JOSE ROMAN (10)	1,700	1,700	-	-
JOSEPH C BAKER JR (10)	1,667	1,667	-	-
TOTAL		9,914,378

*	Indicates less than 1%.

(1) Includes 1,333,333 shares of common stock issued to ACM in connection with its exercise of the Option; 173,911 shares of common stock acquired by ACM during an underwritten public offering in 2015; and 4,189,859 shares of common stock issuable upon conversion of the Convertible Note. Voting and dispositive power over the securities owned by ACM is held by John Yonemoto, Gregory B. Bowes, Pieter Wernink, Serdar Saginda, James O’Brien and Michael Warren, who serve on the Investment Committee of Albright Capital Management LLC, the general partner of ACM.

(2) Includes 379,210 shares of common stock acquired prior to December 2013 as equity interest in FRI and 108,776 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Bjarte Bruheim is Executive Chairman of the Company and a shareholder of Geo-Texture. Mr. Bruheim served as chairman of the board of FRI and FRIBVI.

(3) Includes 54,995 shares of common stock acquired prior to December 2013 as equity interest in FRI, 9,250 shares of restricted stock that are vested or will vest within 60 days of April 11, 2016 and 159,298 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Jon Christopher Boswell is a director, President and Chief Executive Officer of the Company. Mr. Boswell served as a director, President and Chief Executive Officer of FRI and FRIBVI.

(4) Beneficial ownership acquired prior to December 2013 as equity interest in FRI.

(5) Jon Christopher Boswell is a director, President and Chief Executive Officer of the Company. Mr. Boswell served as a director, President and Chief Executive Officer of FRI and FRIBVI.

(6) Voting and dispositive power over securities owned by McKinney Investment Partners is held by Sydney Wil VanLoh, Jr.

(7) Includes 125,000 shares of common stock acquired in October and November 2013 as part of FRI’s private placement and 50,000 shares of common stock acquired in July 2014 as part of the Company’s private placement. Curtis W. Huff has sole voting and dispositive power over the securities held by Freebird Partners LP.

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(8) Includes 54,750 shares of restricted stock that are vested or will vest within 60 days of April 11, 2016, 55,000 shares of restricted stock that are vested or will vest within 60 days of April 11, 2016 and 32,318 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Carlos Fernandez is director, Executive Vice President-Global Business Development and General Manager-Latin America of the Company. Mr. Fernandez was a director of FRI and FRIBVI.

(9) Bjarte Bruheim is Executive Chairman of the Company and a shareholder of Geo-Texture. Mr. Bruheim served as chairman of the board of FRI and FRIBVI.

(10) Beneficial ownership acquired in July 2014 as part of the Company’s private placement.

(11) Voting and dispositive power over securities owned by Moro AS is held by Kristin Mortensen and Roar Mortensen.

(12) Includes 25,000 shares of common stock acquired in October and November 2013 as part of FRI’s private placement, 10,000 shares of restricted stock that are vested or will vest within 60 days of April 11, 2016 and 100,000 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Bobby Chapman is Chief Operating Officer of the Company.

(13) Includes 50,000 shares of common stock acquired prior to December 2013 as equity interest in FRI, 32,500 shares of restricted stock that are vested or will vest within 60 days of April 11, 2016 and 34,098 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Alexander Nickolatos is the Chief Financial Officer and Assistant Secretary of the Company. Mr. Nickolatos served as Controller of FRI and FRIBVI.

(14) Voting and dispositive power over securities owned by McAfee Capital LLC is held by Eric McAfee. Mr. McAfee served as sole director, President and CEO of NEV.

(15) Beneficial ownership acquired in October and November 2013 as part of FRI’s private placement.

(16) Voting and dispositive power over securities owned by Linden Growth Partners LP is held by Paul J. Coviello.

(17) Includes 16,667 shares of common stock acquired prior to December 2013 as equity interest in Vision and 50,000 shares of common stock acquired prior to December 2013 as equity interest in FRI. Park Capital Management LLC holds voting and dispositive power over the securities owned by Navitas Capital LLC as its managing member. Mr. Adam McAfee holds voting and dispositive power over securities owned and managed by Park Capital Management LLC.

(18) Voting and dispositive power over securities owned by TRH AS is held by Tore Rodal.

(19) Includes 32,850 shares of common stock acquired prior to December 2013 as equity interest in FRI and 18,750 shares of restricted stock that are vested or will vest within 60 days of April 11, 2016. Carlos Fernandez is director, Executive Vice President-Global Business Development and General Manager-Latin America of the Company. Mr. Fernandez was a director of FRI and FRIBVI.

(20) Voting and dispositive power over securities owned by Michael C Brown Trust is held by Michael Brown.

(21) Todd Waltz served as director, President and Chief Executive Officer of the Company.

(22) Voting and dispositive power over securities owned by AJEA INVEST AS is held by Asborn Solevaagseide.

(23) Voting and dispositive power over securities owned by Arcadia Holdings, LLC is held by George Skestos.

(24) Voting and dispositive power over securities owned by Sunnmøre Gods Holding AS is held by Ole-Reinhart Notø, Stein Notø, Leif Otto Nesseth and Harald Bjørlykkehave.

(25) Voting and dispositive power over securities owned by Norterm A/S is held by Gro Sveinsvoll, Ann Kristin Sveinsvoll, Trond Sveinsvoll and Gunn Sveinsvoll.

(26) Includes 7,583 shares of common stock acquired prior to December 2013 as equity interest in FRI, 1,875 shares of restricted stock that are vested or will vest within 60 days of April 11, 2016 and 19,481 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Craig Murrin is Secretary and General Counsel of the Company. Mr. Murrin was one of the founders of FRIBVI and served as advisor to FRI and FRIBVI.

(27) Includes 11,763 shares of common stock acquired prior to December 2013 as equity interest in FRI and 23,187 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Christopher Krummel is a director of the Company and a member of our Audit Committee. Mr. Krummel was a consultant to FRI and FRIBVI.

(28) Includes 8,333 shares of common stock acquired in October and November 2013 as part of FRI’s private placement and 16,667 shares of common stock acquired in July 2014 as part of the Company’s private placement.

(29) Voting and dispositive power over securities owned by Mougins Capital is held by Paul Schoeder. Mr. Schoeder served as Secretary and Treasurer of NEV and FRI.

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(30) Includes 25,000 shares of common stock acquired prior to December 2013 as equity interest in FRI. Voting and dispositive power over securities owned by Park Capital Management LLC is held by Adam McAfee.

(31) Includes 6,385 shares of common stock acquired prior to December 2013 as equity interest in FRI and 11,312 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Thomas Hardisty served as director of the Company and as advisor of FRI and FRIBVI.

(32) Craig Murrin is Secretary and General Counsel of the Company. Mr. Murrin was one of the founders of FRIBVI and served as advisor to FRI and FRIBVI.

(33) Voting and dispositive power over securities owned by Sheffick Enterprises LLC is held by Michael Azar.

(34) Beneficial ownership acquired prior to December 2013 as equity interest in Vision.

(35) Voting and dispositive power over securities owned by MICHAEL L PETERSON & SHELLEY P PETERSON TTEES PETERSON FAMILY TRUST DTD 08/16/00 is held by Michael Peterson and Shelley Peterson.

(36) Voting and dispositive power over securities owned by Thomas S Bridges Revocable Trust is held by Thomas S. Bridges.

(37) Voting and dispositive power over securities owned by WADI Petroleum Inc is held by Bruce Dice, Kevin Dice and Kirk Dice.

(38) Voting and dispositive power over securities owned by ROBERT S. KAISER REV LV TR DTD 09-24-1992, AS AMENDED is held by Robert S. Kaiser.

(39) Includes 10,000 shares of common stock acquired in July 2014 as part of the Company’s private placement and 5,625 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016.

(40) Charles Blumentritt is a consultant of the Company and Geo-Texture. Mr. Blumentritt was a consultant of FRI and FRIBVI.

(41) Thomas Hardisty served as director of the Company and as advisor of FRI and FRIBVI. Mr. Hardisty was a director of the Company until his resignation on July 9, 2014.

(42) Voting and dispositive power over securities owned by GFSIII Investments LLC is held by Guy F. Stovall, III.

(43) Voting and dispositive power over securities owned by EUGENE RYESON IRREVOCABLE TRUST DTD FEBRUARY 26, 1987 is held by Eugene Ryesong.

(44) Voting and dispositive power over securities owned by VANGUARD FBO PHILIP KRANENBURG is held by Philip Kranenburg.

(45) Voting and dispositive power over securities owned by MORGAN STANLEY SMITH BARNEY is held by Todd Waltz. Todd Waltz served as director, President and Chief Executive Officer of the Company.

(46) Voting and dispositive power over securities owned by Cagan McAfee Capital Partners LLC is held by Eric McAfee and Laird Cagan. Mr. McAfee served as sole director, President and CEO of NEV.

(47) Voting and dispositive power over securities owned by HATIDA AS is held by Idar Hatloy. Idar Hatloy is Chairman of Impact Engineering, AS.

(48) Voting and dispositive power over securities owned by IMPACT ENGINEERING, AS is held by Rome AS, Hatida AS, Bjarte Henry Bruheim, Trh AS, Bjørnulf AS, Aurcol AS, Høgnabben AS, and Primary Mar Ltd. Mr. Jogeir Romestrand, a director of Impact Engineering, AS and the Company, holds voting and dispositive power over securities owned by Rome AS. Mr. Idar Hatloy, Chairman of Impact Engineering, AS, holds voting and dispositive power over securities owned by Hatida AS. Mr. Bjarte Henry Bruheim is Executive Chairman of the Company and a shareholder of Geo-Texture. Mr. Bruheim also served as chairman of the board of FRI and FRIBVI. Mr. Tore Rodal, a director of Impact Engineering, AS, holds voting and dispositive power over securities owned by Trh AS. Mr. Asbjorn Hasund holds voting and dispositive power over securities owned by Bjørnulf AS. Mr. Ole Reinhart Noto holds voting and dispositive power over securities owned by Høgnabben AS.

(49) Includes 127,596 shares of common stock acquired prior to December 2013 as equity interest in FRI, 3,500 shares of common stock acquired in July 2014 as part of the Company’s private placement and 16,890 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Mark Stevenson served as Vice President of FRIBVI.

(50) Voting and dispositive power over securities owned by OPDC I LP is held by Eric McAfee. Mr. McAfee served as sole director, President and CEO of NEV.

(51) Voting and dispositive power over securities owned by P2 Capital LLC is held by Marguerite McAfee, Elizabeth McAfee and Jennifer McAfee.

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(52) Includes 120,495 shares of common stock acquired prior to December 2013 as equity interest in FRI and 20,417 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Voting and dispositive power of the securities owned by Rome AS, Co is held by Jogeir Romestrand. Mr. Romestrand was a director of the Company until his resignation on March 7, 2016.

(53) Voting and dispositive power over securities owned by Sprig Resources Inc is held by Roger A. Soape and C. Frank Robinson.

(54) Allen Gabrysch served as Vice President - Chemicals of FRI and FRIBVI.

(55) Includes 77,643 shares of common stock acquired prior to December 2013 as equity interest in FRI and 3,500 shares of common stock acquired upon exercise of vested options. Eamon Flynn serviced as Vice President of FRI and FRIBVI.

(56) Includes 17,143 shares of common stock acquired prior to December 2013 as equity interest in FRI and 1,312 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of April 11, 2016. Inge Olsen was an affiliate and served as an advisor of FRI and FRIBVI.

(57) Voting and dispositive power over securities owned by Trek Partners III is held by Phillip Curry, Jennifer Curry, William S. O’Donnell, Sr., William S. O’Donnell, Jr., Suzanne O’Donnell, Audrey O’Donnell, Walter O’Donnell, Walter T. Burke, Kenneth O’Donnell, Jr. and Tobin O’Donnell.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. At April 11, 2016, we had 13,579,889 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends, subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not declared or paid any cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. There are no redemption or sinking fund provisions applicable to the common stock. Other than ACM, holders of our common stock have no preemptive or subscription rights to purchase any of our securities. So long as ACM owns at least 15% of our issued and outstanding common stock (calculated on a fully diluted basis), ACM will have preemptive rights to purchase up to 40% of any common stock issued by us. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no right to convert their common stock into any other securities. Other than ACM and certain management shareholders, the holders of our common stock have no demand registration rights or piggyback registration rights.

Preferred Stock

The authorized preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the stock could depress the market price of the common stock.

Anti-Takeover Provisions

Some provisions of Nevada law, and our amended and restated articles of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of our Company by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Among other things, our amended and restated articles of incorporation and/or amended and restated bylaws:

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Our amended and restated bylaws also specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company;

●	provide that the authorized number of directors may be changed only by resolution of the majority of the total number of authorized directors;

●	provide that all vacancies, including newly created directorships, must be filled by the election of the board of directors;

●	provide that, at a minimum, our amended and restated articles of incorporation and amended and restated bylaws may only be amended by the affirmative vote of the majority of our board of directors or the affirmative vote of shareholders holding a majority of our shares, subject to the occurrence of certain events (for more details, see Article VII of our amended and restated articles of incorporation and Article 7 of our amended and restated bylaws); and

●	provide that special meetings of our stockholders may only be called by the board of directors or by shareholders owning at least 10% of our voting shares.

Stockholder Rights Agreement

We and ACM are parties to a convertible note facility agreement dated as of May 28, 2015, (the “Note Agreement”). In connection with and as a condition precedent for the closing of the Note Agreement, we entered into a stockholder rights agreement dated May 28, 2014 (the “Stockholder Rights Agreement”) with ACM and the certain stockholders party thereto (the “Management Stockholders”). Pursuant to the Stockholder Rights Agreement, ACM currently has the right to nominate three individuals for election to our board of directors (the “Board”). Within one year after the closing date, ACM and the Management Stockholders will mutually agree on a slate of five or six individuals to be nominated for election to the Board. The number of individuals nominated by ACM in such slate will be proportionate to ACM’s percentage of beneficial ownership of our issued and outstanding common stock (calculated on a fully diluted basis). Additionally, pursuant to the Stockholder Rights Agreement, certain members of our management have agreed not to transfer any equity securities of the Company owned by them, subject to certain limited exceptions, so long as ACM beneficially owns, in the aggregate, at least 15% of our issued and outstanding common stock; provided, however, that if such management members receive a bona fide offer from a prospective purchaser and desire to accept such offer, ACM shall have a right of first refusal to acquire such securities. Moreover, under the Stockholder Rights Agreement, for so long as ACM beneficially owns more than 15% of our issued and outstanding common stock (calculated on a fully diluted basis), ACM, subject to certain limited exceptions, has a preemptive right to purchase up to 40% of any new securities we propose to issue or sell. As a result, ACM’s preemptive right will apply to any securities we issue during an underwritten public offering such as this offering, on terms and conditions (including pricing terms) substantially similar to those offered by the underwriters. In connection with our public equity offering in the first quarter of 2015, ACM elected to exercise its preemptive right and purchased 173,911 shares of our common stock (or approximately 17% of the shares sold in the offering).

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Registration Rights Agreement

In May 2014, in connection with the Note Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) among us, certain of our stockholders and ACM. Under the Registration Rights Agreement, we agreed, at any time after November 24, 2014, upon the request of holders of shares of the registrable securities at our expense, to file with the SEC, a registration statement upon request of certain holders a registration statement on Form S-1, within 75 days of such request, to register the registrable securities requested to be registered.

Pursuant to the Registration Rights Agreement, we are required to use our commercially reasonable efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. Under the Registration Rights Agreement, the holders of rights under the Registration Rights Agreement have certain customary registration rights, including demand rights and piggyback rights, subject to certain underwriter cutbacks and issuer blackout periods. In addition, pursuant to the Registration Rights Agreement, we pay all fees and expenses relating to the registration and disposition of the registrable securities.

The preceding summary of certain provisions of the Registration Rights Agreement is not intended to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement and you should read this summary together with the complete text of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as the transfer agent and registrar for our common stock.

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PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of common stock covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	in the over-the-counter market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	through agents; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

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LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Woodburn and Wedge, our Nevada counsel. If certain legal matters in connection with an offering of the shares made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

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EXPERTS

The consolidated financial statements of Eco-Stim Energy Solutions, Inc. as of and for the years then ended December 31, 2015 and 2014 , incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which is incorporated here by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of the contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of these materials may be obtained, upon payment of a duplicating fee, from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The address of our website is www.ecostim-es.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below and the registration statement of which this prospectus forms a part of the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

●	our Current Report on Form 8-K filed on March 11, 2016 (excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

●	the description of our common stock included in our Form 8-A (File No. 001-36909), filed with the Commission on April 8, 2015, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

We also incorporate by reference any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, from the date of this prospectus until we sell all of the securities we are offering or the termination of the offering under this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Eco-Stim Energy, Inc., Attention: Investor Relations, 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043; telephone 281-531-7200; E-mail: investorrelations@ecostim-es.com.

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PROSPECTUS

7,758,321 Shares of Common Stock

ECO-STIM ENERGY SOLUTIONS, INC.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the common stock offered hereby.

Securities and Exchange Commission registration fee	$13,740	*
Transfer Agent Fees	1,000
Accounting fees and expenses	35,000
Legal fees and expense	50,000
Financial Printing	2,500
Total	$102,240

* Previously paid.

All amounts are estimates other than the Commission’s registration fee. Eco-Stim is paying all expenses of the offering listed above.

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our amended and restated articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.7502 of the Nevada Revised Statutes further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Revised Statutes provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Revised Statutes provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

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Item 16. Exhibits

The exhibits to the registration statement are listed in the exhibit index attached hereto and are incorporated herein by reference.

Item 17. Undertakings

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 25 , 2016.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Chief Financial Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alexander Nickolatos and Craig Murrin, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jon Christopher Boswell	Director, President and Chief Executive Officer	April 25 , 2016
Jon Christopher Boswell

/s/ Alexander Nickolatos	Chief Financial Officer and Assistant Secretary	April 25 , 2016
Alexander Nickolatos

/s/ Bjarte Bruheim	Executive Chairman	April 25 , 2016
Bjarte Bruheim

/s/ Bobby Chapman	Chief Operating Officer	April 25 , 2016
Bobby Chapman

/s/ Carlos A. Fernandez	Director, Executive Vice President - Global	April 25 , 2016
Carlos A. Fernandez	Business Development and General Manager - Latin America

/s/ Donald Stoltz	Director	April 25 , 2016
Donald Stoltz

/s/ Ahmad Al-Sati	Director	April 25 , 2016
Ahmad Al-Sati

/s/ Lap Wai Chan	Director	April 25 , 2016
Lap Wai Chan

/s/ Christopher Krummel	Director	April 25 , 2016
Christopher Krummel

/s/ Leonel Narea	Director	April 25 , 2016
Leonel Narea

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization dated September 18, 2013 by and between Vision Global Solutions, Inc., FRI MergerSub, Inc. and FracRock International Inc. (incorporated by reference to our Schedule 14A filed on October 22, 2013).

4.1	Registration Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to our Current Report on Form 8-K filed on June 4, 2014).

4.2	Stockholder Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to our Current Report on Form 8-K filed on June 4, 2014).

**5.1	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

*23.1	Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP).

**23.2	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages).

*	Filed herewith.
**	Previously filed.

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